Exhibit 21

SUSA Partnership, L.P.
Subsidiaries

All subsidiaries are organized under Tennessee law unless otherwise indicated.

Direct

SUSA Management, Inc.
441 Mini-Storage Partners, Ltd. (Florida)
Buzzman Partners I Ltd. Partnership (Pennsylvannia)
Buzzman Partners II, Ltd. Partnership (Pennsylvannia)
Clarendon Storage Associates Ltd Partnership (Virginia)
Cole/Morgan, Ltd (Texas)
Dade County Mini-Storage Associates, Ltd. (Florida)
Parklawn Storage Partners, LP
Preston Self Storage, Ltd. (Texas)
Prospect Heights Self Storage, LLC (Illinois)
Southeast Mini-Storage Limited Partners (Florida)
Storage Partners of Okeechobee, Ltd (Florida)
Storage Partners of Paoli, LP
Storage USA Franchise Corp.
Storage USA of Palm Beach County Ltd. Partnership (Maryland)
Sunset Mini-Storage Partners, Ltd. (Florida)
SUSA Hackensack LP
SUSA Harrison LP
SUSA Hollywood, LP
SUSA Investments II, LLC (Virginia)
SUSA Investments I, LLC (Virginia)
SUSA Management, Inc.
SUSA Mesa L.P.
SUSA Nashville L.P.
SUSA Orange LP
SUSA Secaucus LP
SUSA/38th Avenue, Capitola LP (California)
SUSA/Poplar Partners, LP
Tamiami Mini-Storage Partners, Ltd. (Florida)